JORDEN BURT BERENSON & JOHNSON LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                                 SUITE 400-EAST
                          WASHINGTON, D.C. 20007-0805
                                 (202) 965-8100

                                                      February 28, 1996

Astra Strategic Investment Series
750 B Street
Suite 2350
San Diego, California 92101


     Re: Astra Strategic Investment Series
         ---------------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statements of Additional Information of Astra Adjustable U.S. Government Securities Trusts I, I-A, II and IV, all series of Astra Strategic Investment Series, contained in Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A (File No. 2-19659) filed by Astra Strategic Investment Series with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                        Very truly yours,


                                        /s/ JORDEN BURT BERENSON & JOHNSON LLP
                                        --------------------------------------
                                            Jorden Burt Berenson & Johnson LLP